UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 6, 2019

DSP GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-35256 (Commission File Number)	94-2683643 (I.R.S. Employer Identification No.)
2055 Gateway Place, #480, San Jose, California (Address of Principal Executive Offices)	95110 (Zip Code)

972-9-952-9696
(Registrant’s Telephone Number, Including Area Code)

With a copy to:
Jaclyn Liu, Esq.
Morrison & Foerster llp
425 Market Street
San Francisco, CA 94105

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.001 per share	DSPG	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

At the 2019 Annual Meeting, the following proposals were submitted to a vote of stockholders and the voting results are set forth below. The proposals are described in detail in the proxy statement for the 2019 Annual Meeting that the Company filed with the Securities and Exchange Commission on May 6, 2019.

1.     Election of seven directors as specifically set forth below, each to serve until the 2020 annual meeting of stockholders:

Ofer Elyakim	For: 16,737,120	Against: 29,755	Abstain: 105,062	Broker Non-Vote:1,570,063

Thomas A. Lacey	For: 14,546,555	Against: 22,150	Abstain: 2,303,232	Broker Non-Vote: 1,570,063

Cynthia Paul	For: 16,429,151	Against: 337,586	Abstain: 105,200	Broker Non-Vote: 1,570,063

Gabi Seligsohn	For: 16,718,347	Against: 23,072	Abstain: 130,518	Broker Non-Vote: 1,570,063

Yair Seroussi	For: 16,089,141	Against: 27,025	Abstain: 755,771	Broker Non-Vote: 1,570,063

Norman P. Taffe	For: 16,717,927	Against: 23,492	Abstain: 130,518	Broker Non-Vote: 1,570,063

Kenneth H. Traub	For: 15,182,336	Against: 32,507	Abstain: 1,657,094	Broker Non-Vote: 1,570,063

2.     Proposal to increase the number of shares authorized under the Amended and Restated 2012 Equity Incentive Plan by 1,500,000 shares:

For: 16,516,899	Against: 323,386	Abstain: 31,652	Broker Non-Vote: 1,570,063

3.     Proposal to ratify the appointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as the Company’s independent auditors for the year ending December 31, 2019:

For: 17,852,269	Against: 554,732	Abstain: 34,999	Broker Non-Vote: 0

4.     Advisory vote to approve the Company’s named executive officers compensation:

For: 16,610,422	Against: 226,686	Abstain: 34,829	Broker Non-Vote: 1,570,063

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DSP GROUP, INC.

Date: June 12, 2019	By:	/s/ Dror Levy
Dror Levy
Chief Financial Officer and Secretary

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